Exhibit 10.22

LIMITED LIABILITY COMPANY AGREEMENT

OF

International Metals Exchange, LLC

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

i

ii

(continued)

Page
4.3 Curative Allocations	4
4.4 Contributed Property	4
4.5 Recapture Income	4
4.6 Allocation of Company Items	4
4.7 Assignment	5
4.8 Power of Managers to Vary Allocations	5
4.9 Consent of Members	5
4.10 Withholding Obligations	5
5. Distributions	6
5.1 Cash From Operations	6
5.2 Restrictions	6
6. Compensation to the Managers and their Affiliates	6
6.1 Compensation	6
6.2 Company Expenses	6
6.2.1 Operating Expenses	6
6.2.2 Overhead of Managers	6
7. Authority and Responsibilities of the Managers	6
7.1 Management	6
7.2 Number, Tenure and Qualifications	6
7.3 Managers’ Authority	6
7.4 Major Decisions	9
7.5 Obligations of the Managers	10
7.6 Administration of the Company	11
7.7 Indemnification of the Managers and the Officers	11
7.8 No Personal Liability for Return of Capital	11
7.9 Authority as to Third Persons	11
7.10 Insurance	12
7.11 Officers	12
7.11.1 Appointment of Officers	12
7.11.2 Removal, Resignation and Filling of Vacancy of Officers	12
7.11.3 Salaries of Officers	12
7.11.4 Signing Authority	12

iii

(continued)

Page
8. Rights, Authority and Voting of the Members	12
8.1 Members Are Not Agents	12
8.2 Voting by the Members	12
8.3 Member Vote	13
8.4 Meetings of the Members	13
8.4.1 Notice	13
8.4.2 Adjourned Meeting and Notice Thereof	13
8.4.3 Quorum	13
8.4.4 Consent of Absentees	13
8.4.5 Action Without Meeting	13
8.4.6 Record Dates	14
8.4.7 Proxies	14
8.4.8 Chairman of Meeting	14
8.4.9 Record Date and Closing Company Books	14
8.4.10 Meetings	14
8.5 Rights of Members	14
8.6 Restrictions on the Owners	15
8.7 Return of Capital	15
8.8 Indemnification of Members	15
9. Resignation, Withdrawal or Removal of a Manager	15
9.1 Resignation or Withdrawal of Manager	15
9.2 Removal	15
9.3 Purchase of Manager’s Interest	15
9.4 Fair Market Value	16
10. Assignment of a Manager’s Interest	16
10.1 Permitted Assignments	16
10.2 Substitute Manager	16
10.3 Transfer in Violation Not Recognized	16
10.4 Transfers to Affiliates	16

iv

(continued)

Page
11. Member and Owner Transfers	16
11.1 Resignation or Withdrawal of a Member	16
11.2 Permitted Assignments	16
11.3 Substituted Members	17
11.4 Loss of Rights	17
11.5 Consent of Members	17
11.6 Transfer in Violation Not Recognized	17
11.7 Rights of Economic Interest Owner	17
11.8 Right to Inspect Books	18
11.9 Transfer Subject to Law	18
11.10 Right of First Refusal	18
11.11 Repurchase Upon Violation of this Agreement	18
11.12 Exit Opportunities	18
11.13 Specific Performance	19
12. Option to Purchase Units Upon Specified Events	19
12.1 Option to Purchase	19
12.2 Exercise of Option	20
12.3 Notice of Exercise of Option	20
12.4 Purchase Price for Units	20
12.5 Payment of Purchase Price	21
12.6 Agreement to Transfer
13. Books, Records, Accounting and Reports	21
13.1 Records	21
13.2 Delivery to Members and Inspection	22
13.3 Reports	22
13.4 Tax Information	22
13.5 Limitations	22
13.6 Partnership Audit Rules	22
14. Termination and Dissolution of the Company	23
14.1 Termination of the Company	23
14.2 Certificate of Cancellation	23
14.3 Liquidation of Assets	24
14.4 Distributions Upon Dissolution	24
14.5 Liquidation of Member’s Interest	24
15. Special and Limited Power of Attorney and Amendments	24
15.1 Power of Attorney	24
15.2 Provision of Power of Attorney	25
15.3 Notice to Members	25
15.4 Amendment of Agreement	25

v

(continued)

Page
15.4.1 Admission of Member	25
15.4.2 Amendments with Consent of Member	25
15.4.3 Amendments Without Consent of the Members	26
15.4.4 Execution and Recording of Amendments
15.4.5 Prohibitions	26
16. Relationship of this Agreement to the Act	26
17. Representations of Each Member	26
17.1 Sophistication and Risk Tolerance	26
17.2 Unregistered Securities	27
17.3 No View to Resell	27
17.4 Status	27
17.5 Due Authorization	27
17.6 Other Agreements	27
18. Miscellaneous	27
18.1 Counterparts	27
18.2 Successors and Assigns	27
18.3 Severability	27
18.4 Notices	27
18.5 Members’ Address	27
18.6 Name and Address of Managers	27
18.7 Governing Law	28
18.8 Captions	28
18.9 Gender	28
18.10 Time	28
18.11 Additional Documents	28
18.12 Descriptions	28
18.13 Attorneys’ Fees	28
18.14 Venue	28
18.15 Partition	28
18.16 Integrated and Binding Agreement	28
18.17 Title to Company Property	28
18.18 Electronic Signatures	28

EXHIBITS:

EXHIBIT A: Definitions

EXHIBIT B: Members

vi

LIMITED LIABILITY COMPANY AGREEMENT

OF

International Metals Exchange, LLC

This Limited Liability Company Agreement (this “Agreement”) of International Metals Exchange, LLC, effective as of June 10, 2020, is entered into by and between VivaVentures Management Company, Inc., a Nevada corporation (“VVMC”), as a Member and a Manager, pursuant to the Act on the following terms and conditions.

1.                   Organization.

1.1               Formation. On June 10, 2020, a Certificate of Formation was filed in the office of the Secretary of State of the state of Nevada in accordance with and pursuant to the Act.

1.2               Name and Place of Business. The name of the Company shall be International Metals Exchange, LLC, and its principal place of business shall be 8565 S. Eastern Ave, Ste. 150 Las Vegas, Nevada 89123. The Managers may change such name, change such place of business or establish additional places of business of the Company as the Managers may determine to be necessary or desirable.

1.3               Business and Purpose of the Company. The purpose of the Company is to (i) preserve the Members’ capital investment, (ii) realize income through its investment in the Business, and (iii) engage in such other activities which are allowed under Nevada law in the sole discretion of the Managers. The Company intends to purchase precious metals concentrate with the goal of marketing and selling the precious metal concentrate to international buyers of precious metal

1.4               Term. The term of the Company shall commence on the effective date of this Agreement and shall terminate on December 31, 2099, unless the Company is sooner dissolved and terminated as provided in this Agreement.

1.5               Required Filings. The Administrative Manager shall execute, acknowledge, file, record, amend and/or publish such certificates and documents as may be required by this Agreement or by law in connection with the formation and operation of the Company.

1.6               Registered Office and Registered Agent. The Company’s initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Administrative Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.7               Competitive Transactions. Any Manager, Owner or any Affiliate thereof, or any shareholder, officer, director, employee, partner, member, manager or any Person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company, including, but not limited to, the acquisition, syndication, ownership, financing, leasing, operation, maintenance, management and development of property similar to the Business and no Manager, Owner or any Affiliate, or other Person shall have any interest in such other business or venture by reason of their interest in the Company.

2.                   Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.

3.                   Capitalization and Financing.

3.1               Capital Contributions.

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3.1.1          Manager’s Capital Contribution. Upon the execution of this Agreement by VVMC, VVMC contributes to the Company cash in the amount of One Thousand Dollars ($1,000) in exchange for the Company’s issuance of 1,000 Class A Units to VVMC.

3.1.2          Units. The Company is hereby authorized to sell and issue not more than 2,201,000 units, 1,000 Class A Units, 2,200,000 Class B Units and to admit the Persons who acquire such Units as Members.

3.2               Additional Capital Contributions. If the Managers determine that the Company requires cash in addition to the Capital Contributions set forth in Section 3.1 in order to carry out the purposes of this Agreement or to carry on the business of the Company, no more than 30 days after the written request of the Managers, the Members shall contribute the additional Capital Contributions required. All future additional Capital Contributions shall be made pro rata by the Members according to their respective Percentage Interests in their respective class of unit at the time of the request for additional Capital Contributions.

3.3               Failure to Make Additional Capital Contribution. In the event a Member (the “Delinquent Member”) fails to make all or any portion of its capital contribution as set forth in Section 3.2 (the “Required Additional Capital Contribution”) by the specified contribution date for the Required Additional Capital Contribution, the non-defaulting Member (the “Non-Delinquent Member”) may elect one of the following:

3.3.1          Loan. The Non-Delinquent Member may fund the amount of the Required Additional Capital Contribution not made by the Delinquent Member, such amount together with the amount funded by the Non-Delinquent Member shall be treated as a loan to the Company by the Non-Delinquent Member. Any such loan shall bear interest at a fixed rate equal to the lesser of 10% or the maximum interest rate permitted by applicable law. Any principal and interest on any such loan shall be repaid prior to any Distributions to the Members pursuant to Section 5.1; or

3.3.2          Return of Additional Capital Contribution. The Non-Delinquent Member may elect to have its Required Additional Capital Contribution returned to it by the Company.

3.4               Enforcement of Obligation. Only the Company, the Managers or a Member and no third party creditor (either in its own right or as a successor-in-interest of the Company, and including a trustee, receiver or other representative of the Company or an Owner), shall be entitled to enforce the requirements to make additional Capital Contributions. The Members intend and agree that the obligation of a Member to make Capital Contributions constitutes an agreement to make financial accommodations to and for the benefit of the other Member and the Company.

3.5               Liabilities of Manager or Members. Except as specifically provided in this Agreement, neither the Managers nor any Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, by reason of being a Manager or Member of the Company, nor shall the Managers or Members be required to lend any funds to the Company, the Managers or to repay or to contribute to the Company or any Member, or any creditor of the Company any portion or all of any deficit balance in a Member’s Capital Account.

3.6               Company Loans. Any Manager, Member or an Affiliate (at the request of the Managers) may, but will have no obligation to, make loans to the Company in the sole discretion of the Managers. All of the terms and conditions of such loan shall be approved by the Managers in their sole discretion.

3.7               Additional Equity Investors. To raise additional capital in the future to expand the Business, the Company intends to issue and sell additional Membership Interests to other investors. In the event additional Membership Interests are sold to raise additional capital, the Company may either amend this Agreement to add additional classes of units or the book value of the Company’s assets may be booked up or booked down to their fair market value, and the additional Membership Interests will be priced correspondingly. Each class of unit is anticipated to only receive distributions based on the Assets that each fund or Member may have funded or that is associated with that class of unit.

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4.                   Allocation of Tax Items.

4.1               Allocation of Net Income and Net Loss. For each fiscal year, the Net Income and Net Loss of the Company shall be allocated to each class of unit based on the Net Income or Net Loss from the Assets funded by that class of unit. Net Income and Net Loss of the Company shall be allocated as follows:

4.1.1          Net Income. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Income for any fiscal year shall be allocated as follows:

(a)                To the Members of their respective class of unit in proportion to and to the extent of Net Loss allocated to the Members pursuant to Section 4.1.2(b) until the aggregate Net Income allocated to the Members pursuant to this Section 4.1.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss of their respective class of unit allocated to the Members pursuant to Section 4.1.2(b) for all previous fiscal years; and

(b)                Thereafter, to the Members in proportion to their Percentage Interests within and according to their class of unit.

4.1.2          Net Loss. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Loss for any fiscal year shall be allocated as follows:

(a)                To the Members of their respective class of unit in proportion to and to the extent of Net Income allocated to the Members pursuant to Section 4.1.1(b) until the aggregate Net Loss allocated pursuant to this Section 4.1.2(a) for such fiscal year and all previous fiscal years equals the aggregate Net Income of their respective class of unit allocated to the Members pursuant to Section 4.1.1(b) for all previous fiscal years; and

(b)                Thereafter, to the Members in proportion to their Percentage Interests within and according to their class of unit.

4.2               Special Allocations.

4.2.1          Qualified Income Offset. Except as provided in Section 4.2.3, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

4.2.2          Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

4.2.3          Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2.3 is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member’s share of the net decrease in Company Minimum Gain results from the repayment.

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4.2.4          Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2.3, if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

4.2.5          Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Members based on Nonrecourse Deductions pertaining to each class of unit’s Assets, and then in proportion to their Percentage Interests and each Member’s share of excess Nonrecourse Debt shall be in the same proportion.

4.2.6          Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

4.2.7          Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

4.3               Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

4.4               Contributed Property. Notwithstanding any other provision of this Agreement, the Administrative Manager shall cause depreciation and/or cost recovery deductions and gain or loss attributable to Property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder. The Managers shall be entitled to select the appropriate method to account for the variation between the basis of a Member’s interest in a contributed Property and the fair market value of the interest at the time it is contributed to the Company or revalued.

4.5               Recapture Income. The portion of each Member’s distributive share of Net Income that is characterized as ordinary income pursuant to Code Sections 1245 or 1250 shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were allocated to such Member as compared with the amount of depreciation deductions allocated to all of the Members.

4.6               Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated from the Assets funded by each class of unit, and then to a class of unit and a Member within its respective class, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Member in the same proportion. For purposes of this Section 4 and Section 5, an Economic Interest Owner shall be treated as a Member.

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4.7               Assignment.

4.7.1          Unless otherwise agreed to by the Managers, in the event of the assignment of an Interest pursuant to the terms of this Agreement (or a change in a Member’s Percentage Interest), the Net Income and Net Loss shall be allocated as between the Owner and such Owner’s assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard to the results of the Company’s operations during the period before or after such assignment. Distributions shall be made to the Owner or the assignee, whichever is the owner of the Interest, as of the date of the Distribution. An assignee who receives an Interest during the first 15 days of a month will receive any allocations relative to such month. An assignee who acquires an Interest on or after the 16th day of a month will be treated as acquiring the Interest on the first day of the following month. Net Income and Net Loss from a sale or exchange of Property will be allocated between the Owner and its assignee (or to reflect such change in Percentage Interest) as of the date of any such transaction.

4.8               Power of Managers to Vary Allocations. It is the intent of the Members that each Member’s share of Net Income and Net Loss be determined and allocated in accordance with Code Section 704(b) and the provisions of this Agreement shall be so interpreted. Therefore, if the Company is advised that the allocations provided in this Section 4 are unlikely to be respected for federal income tax purposes, the Managers are hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Code Section 704(b) and effect the plan of allocations and Distributions provided for in this Agreement.

4.9               Consent of Members. The allocation methods of Net Income and Net Loss are hereby expressly consented to by each Member as a condition of becoming a Member.

4.10           Withholding Obligations.

4.10.1      If the Company is required (as determined by the Administrative Manager) to make a payment (“Tax Payment”) with respect to any Member to discharge any legal obligation of the Company or the Managers to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising as a result of such Member’s interest in the Company, then, notwithstanding any other provision of this Agreement to the contrary, the amount of any such Tax Payment shall be deemed to be a loan by the Company to such Member, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Member.

4.10.2      If and to the extent the Company is required to make any Tax Payment with respect to any Member, or elects to make payment on any loan described in Section 4.10.1 by offset to a Distribution to a Member, either (i) such Member’s proportionate share of such Distribution shall be reduced by the amount of such Tax Payment or offset or (ii) such Member shall pay to the Company prior to such Distribution an amount of cash equal to such Tax Payment or offset. In the event a portion of a Distribution in kind is retained by the Company pursuant to clause (i) above, such retained Property may, in the discretion of the Administrative Manager, either (A) be distributed to the other Members, or (B) be sold by the Company to generate the cash necessary to satisfy such Tax Payment. If the Property is sold, then for purposes of income tax allocations only under this Agreement, any gain or loss from such sale or exchange shall be allocated to the Member to whom the Tax Payment relates. If the Property is sold at a gain, and the Company is required to make any Tax Payment on such gain, the Member to whom the gain is allocated shall pay the Company prior to the due date of the Tax Payment an amount of cash equal to such Tax Payment.

4.10.3      The Administrative Manager shall be entitled to hold back any Distribution to any Member to the extent the Administrative Manager believes in good faith that a Tax Payment will be required with respect to such Member in the future and the Administrative Manager believes that there will not be sufficient subsequent Distributions to make such Tax Payment.

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5.                   Distributions.

5.1               Cash From Operations. Except as otherwise provided in Section 13, Cash From Operations with respect to each calendar year shall be distributed to each class of unit from the Assets funded by that class of unit. No class of unit will receive Distributions from the operations of any unit of Assets not funded or associated with that class of unit. Distributions within each class of unit will be distributed to the Members of their respective class of unit in proportion to their Percentage Interests within their class of unit.

5.2      Restrictions. The Company intends to make periodic Distributions of substantially all cash determined by the Managers to be distributable, subject to the following: (i) Distributions may be restricted or suspended for periods when the Managers determine that it is in the best interest of the Company; and (ii) all Distributions are subject to the payment, and the maintenance of reasonable reserves for payment of Company obligations.

6.                   Compensation to the Managers and their Affiliates.

6.1               Compensation. All compensation to be received by the Managers or their Affiliates from the Company or any subsidiary thereof shall be approved by all of the Managers. Any agreements that the Company enters into with an Affiliate of the Managers will be at arm’s length, market terms.

6.1.1          Affiliates of the Managers may provide other services to the Company and shall be entitled to receive market fees and compensation for such services as determined by the Managers.

6.2               Company Expenses.

6.2.1          Operating Expenses. Subject to the limitations set forth in Section 6.2.2, the Company shall pay directly, or reimburse the Managers, as the case may be, for all of the costs and expenses of the Company’s operations.

6.2.2          Overhead of Managers. The Managers and their Affiliates shall be reimbursed for the Managers’ or their Affiliate’s overhead expenses attributable to the business of the Company.

7.                   Authority and Responsibilities of the Managers.

7.1               Management. Subject to the terms of this Agreement, the business and affairs of the Company shall be managed by the Managers. Except as otherwise set forth in this Agreement, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Managers may delegate, in their sole discretion, any power and authority to officers of the Company.

7.2               Number, Tenure and Qualifications. The Company shall have one Manager which shall be VVMC. The Manager shall hold office until the Manager withdraws, resigns or is removed as set forth in this Agreement.

7.3               Managers’ Authority. The Manager shall have all authority, rights and powers conferred by law (subject to Section 7.4 and Section 8.2) and those required or appropriate to the management of the Company’s business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company, in its own capacity or in its capacity as the manager, general partner or member of any subsidiary of the Company, to:

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7.3.1          Enter into any limited liability company agreement, partnership agreement, other operating agreement or any joint venture directly or for any subsidiary;

7.3.2          Take all actions as the manager, general partner, or member of any subsidiary;

7.3.3          Acquire, hold, develop, lease, rent, operate, sell, exchange and otherwise dispose of Property;

7.3.4          Plan, manage and coordinate the operation of the Business, obtain all necessary licenses, permits and entitlements in connection therewith, and enter into any contracts and agreements with any Affiliates or third parties to perform any services in connection with the Business;

7.3.5          Place record title to, or the right to use, the Property in the name or names of a nominee or nominees for any purpose convenient or beneficial to the Company;

7.3.6          Borrow money, and, if security is required therefor, to pledge or mortgage or subject Property to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device. All of the foregoing shall be on such terms and in such amounts as the Managers, in their sole discretion, deems to be beneficial;

7.3.7          Provide guarantees with respect to any loan or preferred equity obtained by the Company;

7.3.8          Enter into such contracts and agreements as the Managers determine to be reasonably necessary or appropriate in connection with the Company’s business and purpose (including contracts with Affiliates of the Managers) and any contract of insurance that the Managers deem necessary or appropriate for the protection of the Company, any subsidiary, the Managers and any officers, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

7.3.9          Employ Persons, who may be Affiliates of the Managers, in the operation and management of the business of the Company or any subsidiary;

7.3.10      Prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members;

7.3.11      Open accounts and deposit and maintain funds in the name of the Company or any subsidiary in banks, savings and loan associations, “money market” mutual funds and in such other entities or instruments as the Managers may deem in their discretion to be necessary or desirable;

7.3.12      Cause the Company to make or revoke any of the elections referred to in the Code (the Managers shall have no obligation to make any such elections);

7.3.13      Select as the Company’s accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company initially intends to adopt the calendar year);

7.3.14      Determine the appropriate accounting method or methods to be used by the Company;

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7.3.15      In addition to any amendments otherwise authorized herein, amend this Agreement without any action on the part of the Members by special or general power of attorney or otherwise:

(a)                To add to the representations, duties, services or obligations of the Managers or its Affiliates, for the benefit of the Members;

(b)                To cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;

(c)                To amend this Agreement to reflect the addition or substitution of the Members or the reduction of Capital Accounts upon the return of capital to the Members;

(d)                To minimize the adverse impact of, or comply with, any final regulation of the United States Department of Labor, or other federal agency having jurisdiction, defining “plan assets” for ERISA purposes;

(e)                To reconstitute the Company under the laws of another state if beneficial;

(f)                 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgement and delivery of any such instrument by the attorney-in-fact for the Managers under a special or limited power of attorney, and to take all such actions in connection therewith as the Managers shall deem necessary or appropriate with the signature of the Managers acting alone; and

(g)                To make any changes to this Agreement as requested or required by any lender or potential lender which may be required to obtain financing including, but not limited to, complying with any special purpose entity requirements;

7.3.16      Structure or restructure the Company to accommodate any financing;

7.3.17      Temporarily invest the proceeds from Cash From Operations in short-term, highly-liquid investments;

7.3.18      Require in any Company or any subsidiary contract that the Managers shall not have any personal liability, but that the Person contracting with the Company or any subsidiary is to look solely to the Company or any subsidiary and its respective assets for satisfaction;

7.3.19      Lease personal property for use by the Company or any subsidiary;

7.3.20      Establish reserves from income in such amounts as the Managers may deem appropriate;

7.3.21      Represent the Company and the Members as the “partnership representative” within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company income, loss, deduction or credit, or any other matter reflected in the Company’s returns, and, if deemed in the best interest of the Members, to agree to final Company administrative adjustments or file a petition for a readjustment of the Company items in question with the applicable court and take any action permitted to the “partnership representative” pursuant to applicable law or regulation;

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7.3.22      Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

7.3.23      Merge or combine the Company or a subsidiary or “roll-up” the Company into a partnership, limited liability company or other entity;

7.3.24      Appoint officers of the Company as set forth in Section 7.11;

7.3.25      Structure or restructure the Company to accommodate any financing;

7.3.26      Perform any and all other acts which the Managers are obligated to perform hereunder or which the Company or a subsidiary is obligated to perform as the manager, general partner or member of any subsidiary of the Company;

7.3.27      Admit additional Members as set forth herein;

7.3.28      Redeem or repurchase Membership Interests on behalf of the Company;

7.3.29      Hold an election for a successor Manager before the resignation, expulsion or dissolution of a Manager; and

7.3.30      Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Managers may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf of and in the name of the Company by the Managers or any officer of the Company designated by the Managers.

7.4               Major Decisions. The Company may not take the following actions without the consent of all of the Managers (each a “Major Decision”):

7.4.1          Use or permit any other Person to use Company funds or assets in any manner except for the exclusive benefit of the Company;

7.4.2          Alter the primary purpose of the Company;

7.4.3          Receive from the Company a rebate or give-up or participate in any reciprocal business arrangements which would enable it or any Affiliate to do so;

7.4.4          Enter into any limited liability company agreement, partnership agreement, other operating agreement or joint venture directly or for any subsidiary;

7.4.5          Sell or transfer all or substantially all of the assets of the Company or the Business;

7.4.6          Make any decisions regarding the acquisition, management, financing, leasing, operation or disposition of the Business;

7.4.7          Make any decisions regarding the development of the Business or enter into any contracts or agreements relating thereto;

7.4.8          Borrow or lend any sum of money, extend any credit or become a surety, guarantor, endorser or accommodation maker;

7.4.9          Acquire any real estate;

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7.4.10      Merge, combine or “roll up” the Company with another entity;

7.4.11      Do any act in contravention of this Agreement;

7.4.12      Do any act that would make it impossible to carry on the ordinary business of the Company;

7.4.13      Obtain insurance on behalf of the Company or any of its principals;

7.4.14      Require any additional capital contributions by the Members;

7.4.15      Select or vary accounting methods, file federal or state income tax returns or other income tax filings and make other decisions with respect to treatment of items for accounting, financial reporting, or federal or state income tax purposes, or other matters in connection therewith;

7.4.16      Approve any proposed settlement with the Internal Revenue Service or other taxing authority regarding any Company matter;

7.4.17      Distribute any Company assets in-kind;

7.4.18      Confess any judgment against the Company;

7.4.19      Structure or restructure the Company to accommodate any financing.

7.4.20      Modify the terms of any subsidiary partnership or operating agreement; and

7.4.21      Dissolve and wind up the Company as set forth in Section 13.1.2.

7.5               Obligations of the Managers. Except as may be otherwise provided herein, the Managers shall be obligated to:

7.5.1          Exercise their management powers in order to carry out the purposes of the Company on a commercially reasonable basis;

7.5.2          Devote such of its time and business efforts to the business of the Company as it shall in its discretion, exercised in good faith, determine to be necessary to conduct the business of the Company on a commercially reasonable basis;

7.5.3          Keep all bank and other accounts and records in the name of the Company; and

7.5.4          File and publish all certificates, statements, or other instruments required by law for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions.

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7.6               Administration of the Company.

7.6.1          So long as they are Managers and the provisions of this Agreement for compensation and reimbursement of expenses of the Managers are observed, the Managers shall have the responsibility of providing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company on a commercially reasonable basis. In this regard, the Managers may retain the services of such Affiliates or unaffiliated parties as the Managers may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company assets.

7.6.2          The Administrative Manager shall have the obligation to (i) manage the day to day operations of the Company and (ii) comply with the obligations specifically allocated to the Administrative Manager in this Agreement.

7.7               Indemnification of the Managers and the Officers.

7.7.1          The Managers, their shareholders, Affiliates, officers, directors, partners, managers, members, employees, agents, assigns, principals, trustees and any officers of the Company, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company’s Property) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including costs and reasonable attorneys’ fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute fraud, gross negligence or willful misconduct, pursuant to the authority granted to promote the interests of the Company. Moreover, neither the Managers nor any officer of the Company shall be liable to the Company or the Members because any taxing authorities disallow or adjust any deductions or credits in the Company’s income tax returns.

7.7.2          Neither the Managers nor any of their Affiliates shall have any obligation to cause the Company to take any action that would result in personal liability to the Managers, their principals or any of their Affiliates in their capacity as obligator or guarantor of any loan that is obtained or assumed by the Company or any subsidiary thereof, notwithstanding that the failure to take any such action might result in the total or partial loss of the Company’s (or any subsidiary’s) interest in some or all of the Company’s (or subsidiary’s) Property. Any action or inaction by the Managers or any of their Affiliates that is intended to avoid personal liability under any obligation or guaranty related to a loan that is obtained or assumed by the Company will not constitute a breach of any fiduciary or other duty that the Managers or their Affiliates may owe the Company or the Members.

7.7.3          The Members acknowledge that the Managers are also Members and it shall not be a breach of any fiduciary duty or fiduciary obligation or any other duty or obligation if the Managers vote their Membership Interest in its own best interest with respect to any vote of the Members.

7.8               No Personal Liability for Return of Capital. The Managers shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member or any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.

7.9               Authority as to Third Persons.

7.9.1          No third party dealing with the Company shall be required to investigate the authority of the Managers or the officers of the Company or secure the approval or confirmation by any Member of any act of the Managers or officers in connection with the Company’s business. No purchaser of any Property owned by the Company shall be required to determine the right to sell or the authority of the Managers or any officers to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

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7.9.2          The Managers and any officer designated by the Managers, shall have full authority to execute on behalf of the Company, in its own capacity or in its capacity as the general partner, manager or member of any subsidiary, any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the Managers or any officer designated by the Managers, executing on behalf of the Company, in its own capacity or in its capacity as the general partner, manager or member of any subsidiary, shall be the only execution necessary to bind the Company thereto. No signature of any Member shall be required.

7.10           Insurance. The Company shall maintain insurance in the amounts determined by the Managers.

7.11           Officers.

7.11.1      Appointment of Officers. The Managers, in their sole discretion, may appoint officers of the Company at any time. The officers of the Company, if appointed by the Managers, may include a president, chief executive officer, chief legal officer, chief financial officer, chief accounting officer, chief investment officer, any number of vice presidents and a secretary. The officers shall serve at the pleasure of the Managers. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as determined and authorized by the Managers.

7.11.2      Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Managers at any time. Any officer may resign at any time by giving written notice to the Managers. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

7.11.3      Salaries of Officers. Subject to the requirements set forth in this Agreement, the salaries and the compensation of the officers of the Company shall be determined by the Managers.

7.11.4      Signing Authority. Subject to any restrictions imposed by the Managers, and in accordance with the terms of this Agreement, the chief executive officer, the president, the chief financial officer, the chief legal officer or the chief accounting officer, acting alone, are authorized to sign and endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company. Only the Managers shall be authorized to sign contracts and obligations on behalf of the Company; provided, however, that the chief executive officer, the president, the chief financial officer, the chief legal officer or the chief accounting officer shall have the authority to execute any contract that has been approved by written consent of the Managers.

8.                   Rights, Authority and Voting of the Members.

8.1               Members Are Not Agents. Pursuant to Section 7 the management of the Company is vested in the Managers. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

8.2               Voting by the Members. To the extent that holders of Units in the Company are provided with the right to vote hereunder or as required under the Act, the Members shall be entitled to cast one vote for each Percentage Interest attributable to their Membership Interest. Except as otherwise specifically provided in this Agreement, Members (but not Economic Interest Owners) with the right to vote shall have the right to vote only upon the following matters:

8.2.1          Election of a new Manager after the resignation of a Manager as set forth in this Agreement;

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8.2.2          Dissolution and winding up of the Company as set forth in Section 13.1.2;

8.2.3          Amendment of this Agreement unless otherwise provided herein; or

8.2.4          Any merger or combination of the Company or roll-up of the Company.

8.3               Member Vote. Matters upon which the Members may vote shall require a Majority Vote and the consent of all of the Managers to pass and become effective.

8.4               Meetings of the Members. The Managers may at any time call for a meeting of the Members, or for a vote without a meeting, on matters on which the Members are entitled to vote, and shall call for such a meeting (but not a vote without a meeting) following receipt of a written request therefor of Members holding more than 10% of the Percentage Interests entitled to vote as of the record date. Within 20 days after receipt of such request, the Managers shall notify all Members of record on the record date of the Company meeting.

8.4.1          Notice. Written notice of each meeting shall be given to each Member entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at its address appearing on the books of the Company or given by it to the Company for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Company. All such notices shall be sent not less than 10, nor more than 60, days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting.

8.4.2          Adjourned Meeting and Notice Thereof. When a Members’ meeting is adjourned to another time or place, notice need not be given of the subsequent meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the subsequent meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the subsequent meeting, a notice of the subsequent meeting shall be given to each Member of record entitled to vote at the meeting.

8.4.3          Quorum. The presence in person or by proxy of the Persons entitled to vote a majority of the Membership Interests shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a Majority Vote or such greater vote as may be required by this Agreement or by law. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of a majority of the Membership Interests represented either in person or by proxy, but no other business may be transacted, except as provided above.

8.4.4          Consent of Absentees. The transactions of any meeting of Members, however called and noticed and wherever held, are as valid as though they occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting.

8.4.5          Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all entitled to vote thereon were present and voted. In the event the Members are requested to consent on a matter without a meeting, each Member shall be given not less than 10 nor more than 20 days’ notice. In the event the Members request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in the same manner as required by Section 8.4.1 and no action shall be taken until the meeting is held. Unless delayed as a result of the preceding sentence, any action taken without a meeting will be effective immediately after the Members representing the minimum number of votes have signed the consent.

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8.4.6          Record Dates. For purposes of determining the Members entitled to notice of any meeting or to vote or entitled to receive any Distributions or to exercise any rights in respect of any other lawful matter, the Managers may fix in advance a record date, which is not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. If no record date is fixed:

(a)                The record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b)                The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given;

(c)                The record date for determining Members for any other purpose shall be at the close of business on the day on which the Managers adopt the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later; and

(d)                A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Managers fix a new record date for the adjourned meeting, but the Managers shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

8.4.7          Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or its duly authorized agent and filed with the Managers. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein.

8.4.8          Chairman of Meeting. A Manager may select any Person to preside as chairman of any meeting of the Members, and if such Person shall be absent from the meeting, or fail or be unable to preside, a Manager may name any other Person in substitution therefor as chairman. The chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof. The conduct of all Members’ meetings shall at all times be within the discretion of the chairman of the meeting and shall be conducted under such rules as the chairman may prescribe. The chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Membership Interests present in person or represented by proxy, if the chairman shall determine such action to be in the best interests of the Company.

8.4.9          Record Date and Closing Company Books. When a record date is fixed, only Members of record on that date are entitled to notice of and to vote at the meeting or to receive a Distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Membership Interests on the books of the Company after the record date.

8.4.10      Meetings. No meeting of the Members shall be required.

8.5               Rights of Members. No Owner shall have the right or power to: (i) withdraw or reduce its Capital Contribution, except as a result of the dissolution and termination of the Company or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Company; or (iii) demand or receive property other than cash in return of its Capital Contribution. Except as provided in this Agreement, no Owner shall have priority over any other Owner either as to the return of Capital Contributions or as to allocations of the Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Owner is to be returned.

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8.6               Restrictions on the Owners. No Owner shall:

8.6.1          Disclose to any non-Owner, other than their lawyers, accountants or consultants, and/or commercially exploit any of the Company’s business practices, trade secrets or any other information not generally known to the business community, including the identity of suppliers utilized by the Company;

8.6.2          Do any other act or deed with the intention of harming the business operations of the Company;

8.6.3          Do any act contrary to this Agreement; or

8.6.4          Do any act which would make it impossible to carry on the intended purposes or ordinary business of the Company.

8.7               Return of Capital. In accordance with the Act, an Owner may, under certain circumstances, be required to return to the Company, for the benefit of the Company’s creditors, amounts previously distributed to the Owner. If any court of competent jurisdiction holds that any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of the Company, the Managers or any other Owner.

8.8               Indemnification of Members. The Company shall indemnify, protect, defend and hold harmless the Members, in their capacity as Members (as opposed to the Managers which are indemnified pursuant to Section 7.7 in their capacity as the Managers), and their shareholders, Affiliates, officers, directors, partners, managers, members, employees, agents and its and their respective successors and assigns, from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning business or activities undertaken by or on behalf of the Company from any source other than for the Member’s gross negligence, willful misconduct or fraud. The Company shall advance to any Person entitled to indemnification pursuant to this Section 8.8 such funds as shall be required to pay legal fees and expenses incurred in defense of any demands, claims or lawsuits as they become due. Notwithstanding the foregoing, if the claim for indemnification is in connection with an action against the Company, or against another indemnified party by the Person requesting the indemnification, the Company shall have no such obligation to advance any funds for the payment of legal fees and expenses. In the event that there is a final, non-appealable determination by a court of competent jurisdiction that the Member committed gross negligence, willful misconduct or fraud, such Member shall reimburse the Company for all costs and expenses advanced pursuant to this Section 8.8. The obligations contained herein shall survive the termination or expiration of this Agreement until such time as an action against the Members is absolutely barred by the statute of limitations.

9.                   Resignation, Withdrawal or Removal of a Manager.

9.1               Resignation or Withdrawal of Manager. A Manager may withdraw as a Manager at any time, in its sole discretion.

9.2               Removal. A Manager may be removed as a manager by the Members with a Majority Vote. Members holding Class B Units are entitled to one (1) vote per Class B Unit only in the matter of removing Manager.

9.3               Purchase of Manager’s Interest. Upon a Manager withdrawing pursuant to Section 9.1, (i) the withdrawing Manager’s and any Affiliated Member’s Interest in the Distributions and allocations of Net Income and Net Loss set forth in this Agreement and (ii) its interest in its right to the earned but unpaid fees and other compensation remaining to be paid under this Agreement, shall be purchased by the Company for a purchase price equal to the Fair Market Value of the Manager’s and the Affiliated Member’s Interest determined according to the provisions of Section 9.4 plus any unpaid fees and compensation. The purchase price of such Interest shall be paid by the Company to the Manager and any Affiliated Member in cash within 30 days of the determination of the aggregate Fair Market Value.

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9.4               Fair Market Value. The Fair Market Value of a Manager’s Interest to be purchased by the Company pursuant to Section 9.3 shall be determined by agreement between the Manager and the Company. If the Manager and the Company cannot agree upon the Fair Market Value of such Company interest within 30 days, the Fair Market Value thereof shall be determined by appraisal, the Company and the withdrawing Manager each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. The decision of a majority of the appraisers as to the Fair Market Value of such Company interest shall be final and binding and may be enforced by legal proceedings. The withdrawing Manager and the Company shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

10.               Assignment of a Manager’s Interest.

10.1           Permitted Assignments. A Manager may sell, assign, hypothecate, encumber or otherwise transfer all or any portion of the Manager’s Interest in its sole discretion.

10.1.1      Any assignment or transfer of a Manager’s Interest provided for by this Agreement can be an assignment or transfer of all or any portion of the Manager’s Interest.

10.1.2      Any transfer of all or a portion of a Manager’s Interest may be made only pursuant to the terms and conditions contained in this Section 10.

10.1.3      Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of the Manager’s Interest.

10.2           Substitute Manager. Any assignee of all of a Manager’s Interest in compliance with this Section 10 shall automatically be substituted as a Manager.

10.3           Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Company.

10.4           Transfers to Affiliates. Notwithstanding the limitations set forth in this Section, a Manager may transfer its interest without any restrictions and without application of Section 10 with respect to transfers to an Affiliate.

11.               Member and Owner Transfers.

11.1           Resignation or Withdrawal of a Member. Subject to this Section 11, a Member shall not resign or withdraw as a Member, without the consent of the Managers.

11.2           Permitted Assignments. No Owner may directly or indirectly sell, assign, hypothecate, encumber or otherwise transfer all or any portion of its Interest without the written consent of the Managers in their sole discretion.

11.2.1      Any assignment or transfer by an Owner of its Interest provided for by this Agreement can be an assignment or transfer of all or any portion of its Interest.

11.2.2      Any transfer of all or any portion of an Owner’s Interest may be made only pursuant to the terms and conditions contained in this Section 11.

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11.2.3      Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Interest and accepted by the Managers.

11.2.4      All costs of the transfer, including reasonable attorneys’ fees (if any), shall be borne by the transferring Owner.

11.2.5      The Company will limit transfers of Units to transfers of not more than 2% of the total Units per year other than transfers for the following: (i) transfers as a result of death or incompetency, (ii) transfers between family members, (iii) other transfers that qualify as “private transfers” as set forth in Treasury Regulations § 1.7704-1(e) or (iv) other transfers that will not result in the Company being treated as a publicly traded partnership as set forth in the Treasury Regulations.

11.3           Substituted Members. No assignee of an Interest shall have the right to become a Substituted Member unless the Managers shall consent thereto and all of the following conditions are satisfied:

11.3.1      A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the Interest being assigned and set forth the intention of the assignor that the assignee succeed to the assignor’s Interest as a Substituted Member in its place;

11.3.2      The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the Managers may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include the written acceptance and adoption by the assignee of the Membership Interest of the provisions of this Agreement;

11.3.3      The Managers shall have consented to admit the proposed assignee as a Substituted Member as set forth in this Section 11.3; and

11.3.4      The assignee shall have delivered to the Managers a signed acknowledgement of receipt of a copy of this Agreement.

11.4           Loss of Rights. A Member shall cease to have the power to exercise any rights with respect to that portion of the assigning Member’s Membership Interest that is assigned to a Substituted Member. In the event that the Member has assigned all of the Member’s Membership Interest when the assignee becomes a Substituted Member, the assigning Member shall cease to be a Member and shall cease to have the power to exercise any rights of a Member.

11.5           Consent of Members. By executing or adopting this Agreement, each Member hereby consents to the admission of a Substituted Member, and to any Economic Interest Owner becoming a Substituted Member upon the consent of the Managers in compliance with this Agreement.

11.6           Transfer in Violation Not Recognized. Any assignment, sale, transfer, exchange or other disposition in contravention of the provisions of this Section 11 shall be void and ineffectual and shall not bind or be recognized by the Company. Upon the transfer of a Member’s Membership Interest in violation of this Agreement, the Membership Interest of a Member shall be converted to an Economic Interest.

11.7           Rights of Economic Interest Owner. An Economic Interest Owner shall be entitled to receive Distributions from the Company attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment; provided, however, that notwithstanding anything herein to the contrary, the Company shall be entitled to treat the assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income and Net Loss or Distributions, or for the transmittal of reports or other information until the written instrument of assignment has been received by the Company and recorded on its books. The effective date of such assignment shall be the date on which all of the requirements of this Section have been complied with, subject to Section 4.7.

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11.8           Right to Inspect Books. Economic Interest Owners shall have no right to inspect the Company’s books or records, to vote on Company matters based on the voting rights attributable to the their class of unit, or to exercise any other right or privilege as Members, until they are admitted to the Company as Substituted Members except as required by the Act.

11.9           Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Membership Interest may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

11.10        Right of First Refusal. This Section 11.10 is applicable whenever a Member desires to sell, assign, or otherwise transfer any part or all of its Membership Interest:

11.10.1  If the Member desires to transfer all or a portion of its Interest, the Member shall give the Company written notice of such proposed transfer (the “Transfer Notice”) and offer to sell such Interest to the Company or non-transferring Members. The price of the Interest shall be the price at which such Interest is intended to be transferred by the Member to a third party in a bona fide transaction. The Transfer Notice shall set forth the intended terms, conditions, price and the name and address of such third party.

11.10.2  The Company or non-transferring Members shall have the option for a period of 10 business days from the date of receipt of such written offer (the “Offer Period”) to accept such offer, and 2 months from the date of the receipt of such written offer to purchase the Interest (the “Option Period”) on the terms and conditions set forth therein.

11.10.3  If the offer has not been accepted in writing prior to the expiration of the Offer Period, or, if so accepted in writing, the closing of the purchase of the Interest by the Company or non-transferring Members is done so by delivering such written acceptance, but if the applicable Interest has not been purchased, the Member shall have the right for a period of 180 days following the end of the Offer Period (where no acceptance has been delivered by the Company) or the Option Period (where acceptance of the offer has been delivered but the applicable Interest has not been purchased on or prior to the expiration of the Option Period), as applicable, to dispose of all (but not less than all) of such Interest in accordance with the terms set forth in the Transfer Notice.

11.11        Repurchase Upon Violation of this Agreement. In the event a Member assigns all or a portion of its Membership Interest without approval of the Managers or in violation of this Agreement, the Company may, at its option exercised within 60 days following receipt of notice of such assignment from the Member or at any time if such information is obtained from any other Person, purchase from such Member, and the Member shall transfer to the Company for the consideration of $100, all of the Member’s remaining rights in the Company other than its Economic Interest. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interest from a Member who transfers a Membership Interest in violation of Section 11 is not unreasonable under the circumstances existing as of the date hereof. No such purchase by the Company of the remaining rights and interest of the Member shall operate to make a Member’s assignee a Substituted Member. Upon exercise of the Company’s repurchase rights under this Section 11.11, the Company shall have the right to purchase from the assignee the Economic Interest purchased from the Member at the same price and terms paid by the assignee.

11.12        Exit Opportunities. Sale of Metals Concentrate: Management intends to sell the metals concentrate to a buyer and upon the close of the sale shall use proceeds to redeem the units from the investors at a anticipated twelve and a half percent (12.5%) return. Sale of the Company: The Manager will have the right, in its sole discretion, to cause the Company to sell the interests in the Company. In the event that the Company provisions are revised the Company may sell the business.

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11.13        Specific Performance. It is agreed that the rights granted to the parties in this Section 11 are of a special and unique kind and character and if there is a breach by any Member of any material provision in this Section, the other Member would not have adequate remedy at law. It is expressly agreed, therefore, that the provisions in this Section and the rights of the Members thereunder may be enforced by an action for specific performance and such other equitable relief as is provided for under the laws of the State of Nevada, and that any such action may only be brought in a court of competent jurisdiction in the State of Nevada.

12.               Option to Purchase Units Upon Specified Events

12.1           Option to Purchase. Upon the occurrence of any of the following events (each referred to hereinafter as an “Option Event”) affecting a Member (the “Affected Member”), the Company and then the other Members shall have the option to purchase the number of Units of the Affected Member as described in Section 9.2, for the price and on the terms set forth in Sections 12.3 and 12.4; provided, however, that no Option Event shall be deemed to occur (and this Section 12 shall not apply) if the Manager consents to any assignment or transfer (or potential assignment or transfer) resulting from an event described below (which consent may not be unreasonably withheld) as if such assignment or transfer were made by the Affected Member pursuant to Section 11: (a) The maintenance of any proceeding initiated by or against a Member under any bankruptcy or debtors’ relief law of the United States or of any other jurisdiction, which proceeding is not terminated within ninety (90) days after its commencement; (b) A general assignment for the benefit of the creditors of a Member; (c) A levy upon the Units of a Member pursuant to a writ of execution or subject to the authority of any governmental entity, which levy is not removed within thirty (30) days, and only to the extent of the Units subject to such levy; (d) The entry of a Final Judgment of Dissolution of Marriage of a Member if in connection with such dissolution the spouse of such Member is awarded Units or any interest therein as a result of a property settlement agreement or otherwise, but in such event such option to purchase shall extend only to such spouse’s Units or interest therein. In such event, the Units of such spouse or such spouse’s interest therein shall be deemed to be the “Units of the Affected Member” for the purposes of this Agreement; (e) With respect to Units transferred by a Member pursuant to Section 11, the loss of sole voting control over such Units by the transferring Member or such Units becoming no longer subject to such trust, unless such Units are returned to the original transferor thereof. In such event, the Units so transferred shall be deemed to be the “Units of the Affected Member” for the purposes of this Agreement; (f) The death of a Member (the “Deceased Member”) or upon the death of any spouse of a Member who has acquired any interest in such Member’s Units subject to such spouse’s disposition by will or otherwise at such spouse’s death if such spouse’s death occurs before such Member’s death (the “Deceased Spouse”); provided, however, that the prior death of a spouse of a Member shall not give rise to an option to purchase such Deceased Spouse’s interest in a Member’s Units by the Company or the other Members if, as a result of such spouse’s death, such spouse’s Units or interest therein pass or will pass by will or otherwise to the Member outright or to a trust pursuant to which the Member has sole voting control of such Units; provided further that, at such time that the Member ceases to have sole voting control over Units or over any interest therein transferred to trust or the Units or interest therein are distributed free of trust to other than such Member, the cessation of such voting control or distribution free of trust shall give rise at such time to an option to purchase such Units or interest therein as though the Deceased Spouse had then died without leaving the Deceased Spouse’s Units to the Member or to a trust over which such Member has sole voting control of such Units or interest therein. In the event of the prior death of a spouse of a Member, such spouse and the interest of such spouse in Units of the Member shall be deemed to be the “Affected Member” and the “Units of the Affected Member,” respectively, for the purposes of this Agreement. Notwithstanding anything to the contrary hereinabove, if the Deceased Spouse of a Member leaves such Deceased Spouse’s interest in such Member’s Units in a manner that would otherwise give rise to an option to purchase such interest by the Company and/or the remaining Members, then such Member shall have the first option to purchase any such interest of his or her Deceased Spouse for the price and on the terms specified in Sections 12.4 and 12.5.

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12.2           Exercise of Option. The Affected Member or the Affected Member’s legal representative shall give written notice to the Company and the non-transferring Members immediately upon the occurrence of an Option Event and in no event more than ten (10) days after the occurrence of such Option Event or the appointment of a legal representative for such Affected Member, whichever occurs last. Upon receipt of written notice of the occurrence of an Option Event and for a period of thirty (30) days thereafter, the Company shall have the first option to purchase all or any portion of the Units of the Affected Member subject to repurchase pursuant to Section 12.1, provided that, in the event of the dissolution of the marriage of a Member, or on the occurrence of an Option Event within the meaning of Section 12.1(e) or (f), the divorced, transferring or widowed Member, as the case may be, shall have during the first fifteen (15) days of such thirty (30) day period a concurrent but priority right to purchase the Units or interest therein that have been awarded to such Member’s spouse as a result of the dissolution of such Member’s marriage or with respect to which such Member was the transferring Member under Section 11, or which are not distributed to such Member outright or to a trust over which such Member has sole voting control. In the event that the Company and, in any situation where a divorced, transferring or widowed Member has a concurrent but priority option to purchase, such Member does not elect to purchase all of the Units within such thirty (30) day period, the Company shall forthwith notify the non-transferring Members of the election not to purchase all or a portion of the Affected Member’s Units, and such non-transferring Members shall then have the option for a period of fifteen (15) days from the receipt of such notice to purchase the Units of the Affected Member not purchased by the Company and/or the divorced, transferring or widowed Member (the “Remaining Units of the Affected Member”). Within fifteen (15) days after the receipt of such notice, if the non-transferring Members desire to acquire all or any portion of the Remaining Units of the Affected Member (the “Purchasing Members”), then the Purchasing Members shall deliver to the Secretary (or to the Company in the event that there is no Secretary) a written election to purchase such Remaining Units of the Affected Member or a specified number thereof. Except upon the occurrence of the death of a Deceased Member or Deceased Spouse, as hereinabove defined, the option set forth in this Section 12 may not be exercised unless the Company and/or the Purchasing Members purchase all of the Units of the Affected Member. Subject to the foregoing, each non-transferring Member shall have the right to elect to purchase all or any portion of such non-transferring Member’s pro rata share of the Remaining Units of the Affected Member (with any reallotment as provided below in this Agreement). Each such non-transferring Member’s pro rata share of the Remaining Units of the Affected Member shall be a fraction of the Remaining Units of the Affected Member, of which the number of Units owned by such non-transferring Member on the date of the Option Event shall be the numerator, and the total number of Units owned by all of the nontransferring Members on the date of the Option Event shall be the denominator. Each non-transferring Member shall have a right of reallotment such that, if any other non-transferring Member fails to exercise the right to purchase such non-transferring Member’s full pro rata share of the Remaining Units of the Affected Member, then the participating non-transferring Members may exercise an additional right to purchase, on a pro rata basis, the Remaining Units of the Affected Member not previously purchased.

12.3           Notice of Exercise of Option. If the Company and/or the non-transferring Members elect to purchase all of the Units of the Affected Member, then the Company shall give notice of such election, setting forth the number of such Units to be purchased by each party, by giving written notice of such election to the Affected Member and, if applicable, the Affected Member’s receiver or trustee in bankruptcy, the creditor who secured a levy upon the Affected Member’s assets and the Affected Member’s legal representative, spouse or other transferee, as the case may be. Such notice shall be given within thirty (30) days after the Company’s receipt of notice of the Option Event giving rise to the option to purchase in the event that the Company elects to purchase all of the Affected Member’s Units, or within fifteen (15) days after the non-transferring Members have received notice of the Company’s election not to purchase all of such Units in the event that all or a portion of such Units are to be purchased by the non-transferring Members.

12.4           9.4 Purchase Price for Units. (a) Purchase Price. The purchase price to be paid by the Company and/or the Purchasing Members upon the exercise of any option to purchase Units under Section 12.3 (the “Purchase Price”) shall be the fair market value of the Units. (b) Fair Market Value. The Affected Member or the legal representative of an Affected Member or Deceased Member or Deceased Spouse, as one party, and the Company, as another party, shall attempt to agree upon the fair market value of the Units. If such parties are unable to agree upon the fair market value of the Units within thirty (30) days following the notice of the exercise of the option pursuant to Section 12.3, then the value per Unit of the Units shall be determined by an independent appraiser experienced in appraising closely held businesses selected by the mutual agreement of such parties. If such parties are unable to agree upon a mutually acceptable appraiser within forty-five (45) days following the notice of exercise of the option pursuant to Section 12.3, then the fair market value shall be determined by the Company’s independent certified public accountant. In performing such valuation, the appraiser or accountant, as the case may be, shall consider such methods of valuation as are customary and appropriate in the discretion of such appraiser or accountant. (c) Binding Effect. The value determined pursuant to this Section 12.4 shall be binding on the parties to this Agreement, their legal representatives and their successors in interest for purposes of purchases and sales made pursuant to Section 12.3.

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12.5           Payment of Purchase Price. (a) Form of Payment. The Company and/or the Purchasing Members shall execute and deliver a negotiable promissory note (the “Note(s)”) representing the purchase price of that portion of the Units of the Affected Member or Deceased Member or Deceased Spouse to be purchased by him, her or it no later than thirty (30) days following (i) the giving of notice pursuant to Section 12.3 containing the election of the Company and/or the Purchasing Members to purchase the Units of the Affected Member; (ii) the appointment of a legal representative for a Deceased Member or Deceased Spouse; or (iii) if applicable, receipt of the decision of the appraiser or independent certified public accountant as to the value of the Units of the Affected Member or Deceased Member or Deceased Spouse under Section 12.4, whichever is later. (b) Terms of Note(s). The Note(s) shall be fully amortized over a period of not more than forty-eight (48) months and shall bear interest from the date of delivery at a rate equal to nine percent (9%) per annum or the maximum lawful rate, whichever is less. Anything herein to the contrary notwithstanding, in no event shall the interest rate exceed the maximum rate permitted by law. Principal and interest on the Note(s) shall be payable in equal quarterly installments commencing three (3) months after the Option Event date or ten (10) days after the date specified in Section 12.5(a) for delivery of the Note(s), whichever occurs later, and ending no later than forty-eight (48) months after the Option Event date, provided that the Note(s) shall be subject to prepayment, in whole or in part, without penalty, at any time after the calendar year of the sale of the Units of the Affected Member or Deceased Member or Deceased Spouse. All prepaid sums shall be applied against the installments thereafter falling due in inverse order of their maturity or against all the remaining installments equally, at the option of the payee. The Note(s) shall provide that, in any case of default, at the election of the holder the entire sum of principal and interest shall immediately be due and payable and that the maker shall pay reasonable attorneys’ fees to the holder in the event that suit is commenced because of default. Any promissory note executed by the Company and/or the Purchasing Members pursuant to this Section 12.5 shall be secured by a pledge of the Units so purchased. The pledgeholder shall be such person as the parties shall mutually agree upon, and the pledge agreement shall contain such other terms and provisions as may be customary and reasonable. As long as no default occurs in payment on the Note(s), the purchasers (other than the Company) shall be entitled to vote the Units (provided that the Units are Class A Units); however, Distributable Cash shall be paid to the holder of the Note(s) as a prepayment of principal. The Company and/or the Purchasing Members shall expressly waive demand, notice of default and notice of sale and shall consent to public or private sale of the Units in the event of default, in mass or in lots at the option of the pledgeholder, and the holder of the Note(s) shall have the right to purchase at the sale.

12.6           Agreement to Transfer. Each Member agrees that, upon receipt of the Note(s) in connection with the purchase of such Member’s Units pursuant to Sections 12.3 and 12.5, such Member or such Member’s legal representative shall execute and deliver all documents that are required to transfer the Units to the Company and/or the Purchasing Members. If such Member or such Member’s legal representative refuses to do so, then the Company nevertheless shall enter the transfer on its Member records and hold such consideration available for the Member or such Member’s legal representative, and thereafter all voting rights of such Units shall be exercised by the designated transferees of such Units under this Agreement.

13.               Books, Records, Accounting and Reports.

13.1           Records. The Company shall maintain at its principal office the Company’s records and accounts of all operations and expenditures of the Company including the following:

13.1.1      A current list of the name and last known business, residence or mailing address of each Owner and Managers;

13.1.2      A copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;

13.1.3      Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the 6 most recent fiscal years;

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13.1.4      Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

13.1.5      Copies of any financial statements of the Company, if any, for the 6 most recent years; and

13.1.6      The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past 4 fiscal years.

13.2           Delivery to Members and Inspection. Each Member, or its representative designated in writing, has the right, upon reasonable written request for the purposes related to the interest of that Person as a Member, which purposes shall be set forth in the written request, to receive from the Company:

13.2.1      True and full information regarding the status of the business and financial condition of the Company;

13.2.2      Promptly after becoming available, a copy of the Company’s federal, state and local income tax returns for each year;

13.2.3      A current list of the name and last known business, residence or mailing address of each Manager;

13.2.4      A copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and the Certificate of Formation and all amendments thereto have been executed; and

13.2.5      True and full information regarding the amount of cash and a description and statement of the agreed value of any property or services contributed by each Owner and which each Owner has agreed to contribute in the future, and the date on which each became an Owner.

13.3           Reports. The Administrative Manager will cause the Company, at the Company’s expense, to prepare an annual report on the operations of the Company containing a year-end balance sheet and income statement.

13.4           Tax Information. The Administrative Manager, at the Company’s expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Company shall send to each Member within 90 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and a copy of the Company’s federal, state, and local income tax or information returns for that year; provided, however, that this time may be extended by the Administrative Manager in its sole discretion.

13.5           Limitations. Notwithstanding Section 12.2, the Managers, in their sole discretion, may restrict receipt of the information identified in Section 12.2, if the Managers reasonably believe that disclosure of such information is not in the best interest of the Company or could damage the Company or its business.

13.6           Partnership Audit Rules.

13.6.1      The Administrative Manager shall be the “partnership representative” for purposes of Code Sections 6223 and 6231, as amended by Section 1101 of the Bipartisan Budget Act of 2015, and shall, at the Company’s expense, cause to be prepared and timely filed after the end of each taxable year of the Company all federal and state income tax returns required of the Company for such taxable year. If any state or local tax law provides for a partnership representative or Person having similar rights, powers, authority or obligations, the Administrative Manager shall also serve in such capacity. The Company shall make such elections pursuant to the provisions of the Code as the Administrative Manager, in its sole discretion, deems appropriate (including, in the Administrative Manager’s sole discretion, an election under Code Section 754 or an election to have the Company treated as an “electing investment partnership” for purposes of Code Section 743).

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13.6.2      If any audit adjustment results in an underpayment of tax that is imputed to the Company and would be assessed and collected at the Company level in the period that the adjustment becomes final, the Company may, in the sole discretion of the Administrative Manager, elect:

(a)                to pay an imputed underpayment as calculated under Code Section 6225(b) with respect to such adjustment, including interest, penalties and related tax (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year. The Administrative Manager shall use commercially reasonable efforts to reduce the amount of such Imputed Underpayment on account of the tax-exempt status (as defined in Code Section 168(h)(2)) of any Members as provided in Code Section 6225(c)(3). Each Member agrees to indemnify and hold harmless the Company and the Administrative Manager from and against any liability with respect to the Member’s (or former Member’s) proportionate share of any Imputed Underpayment, regardless of whether such Member is a Member in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Company within 15 days following the Administrative Manager’s request for payment and any amount that is not funded shall be treated as a Tax Payment under Section 4.10.1. Each Member’s (or former Member’s) proportionate share shall be determined by the Administrative Manager in good faith taking into account each Member’s (or former Member’s) particular status, including its tax-exempt or non-United States status, its interest in the Company in the Reviewed Year, and its timely provision of information necessary to reduce the amount of Imputed Underpayment set forth in Code Section 6225(c); or

(b)                under Code Section 6226(a), as amended by the Bipartisan Act of 2015, to cause the Company to issue adjusted Schedule K-1s or any other similar statement prescribed by the Code, Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority to each applicable Member for the Reviewed Year, who will then be required to pay its allocable share of tax otherwise attributable to the Company. Each Member hereby agrees and consents to such election and agrees to take any action, and furnish the Administrative Manager with any information necessary to give effect to such election, as required by such Code Section and applicable Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority.

14.               Termination and Dissolution of the Company.

14.1           Termination of the Company. The Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

14.1.1      Upon the happening of any event of dissolution specified in the Certificate of Formation;

14.1.2      A determination by the Managers to terminate the Company;

14.1.3      Upon the entry of a decree of judicial dissolution; or

14.1.4      The expiration of the term of the Company.

14.2           Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 13.1, a Manager who has not wrongfully dissolved the Company or, if none, the Members shall execute a Certificate of Cancellation in such form as shall be required by the Act.

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14.3           Liquidation of Assets. Upon a dissolution and termination of the Company, the Managers (or in case there is no Manager, the Members or Person designated by the Members pursuant to a Majority Vote) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

14.3.1      To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

14.3.2      To the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with the remaining provisions of this Section 13.3; and

14.3.3      To the Owners as set forth in Section 5.1.

14.4           Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions of its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against the Managers or any Member. No Member shall be required to restore any deficit in the Member’s Capital Account.

14.5           Liquidation of Member’s Interest. If there is a Liquidation of a Member’s Interest or a Manager’s Interest in the Company, any liquidating Distribution pursuant to such Liquidation shall be made only to the extent of the positive Capital Account balance, if any, of such Member or Manager for the taxable year during which such Liquidation occurs after proper adjustments for allocations and Distributions for such taxable year up to the time of Liquidation. Such Distributions shall be made by the end of the taxable year of the Company during which such Liquidation occurs, or if later, within 90 days after such Liquidation.

15.               Special and Limited Power of Attorney and Amendments.

15.1           Power of Attorney. The Managers shall at all times during the term of the Company have a special and limited power of attorney as the attorney-in-fact for each Member, with power and authority to act in the name and on behalf of each such Member to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents which are not inconsistent with the provisions of this Agreement and which may include, by way of illustration but not by limitation, the following:

15.1.1      This Agreement, as well as any amendments to the foregoing which, under the laws of the State of Nevada or the laws of any other state, are required to be filed or which the Managers shall deem it advisable to file;

15.1.2      Any other instrument or document that may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Managers shall deem it advisable to file;

15.1.3      Any instrument or document that may be required to affect the continuation of the Company, the admission of Substituted Members, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement);

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15.1.4      Any contract for purchase or sale of real estate, and any deed, deed of trust, mortgage, or other instrument of conveyance or encumbrance, with respect to Property;

15.1.5      Any and all other instruments as the Managers may deem necessary or desirable to affect the purposes of this Agreement and carry out fully its provisions, including, but not limited to, those in Section 14.4; and

15.1.6      Any document, including assignments or other documents transferring title to an Owner’s Interest to a purchaser, required to be executed to complete a Transfer, as set forth in Section 11.14.

15.2           Provision of Power of Attorney. The special and limited power of attorney of the Managers:

15.2.1      Is a special power of attorney coupled with the interest of the Managers in the Company, and its assets, is irrevocable, shall survive the death, incapacity, termination or dissolution of the granting Member, and is limited to those matters herein set forth;

15.2.2      May be exercised by the Managers by and through one or more of the officers of the Managers for each of the Members by the signature of the Managers acting as attorney-in-fact for all of the Members, together with a list of all Members executing such instrument by their attorney-in-fact or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed; and

15.2.3      Shall survive an assignment by a Member of all or any portion of his Membership Interests except that, where the assignee of the Membership Interests owned by the Member has been approved by the Managers for admission to the Company as a Substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument or document necessary to effect such substitution.

15.3           Notice to Members. The Managers shall promptly furnish to a Member a copy of any amendment to this Agreement executed by the Managers pursuant to a power of attorney from the Member.

15.4           Amendment of Agreement.

15.4.1      Admission of Member. Amendments to this Agreement for the admission of any Member or Substituted Member shall not, if in accordance with the terms of this Agreement, require the consent of any Member.

15.4.2      Amendments with Consent of Member. In addition to any amendments otherwise authorized herein, this Agreement may be amended by the Managers with a Majority Vote.

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15.4.3      Amendments Without Consent of the Members. In addition to the amendments authorized pursuant to Section 4.8 and Section 7.3.15 or otherwise authorized herein, the Managers may amend this Agreement, without the consent of any of the Members, (i) modify the allocation provisions of the Operating Agreement to comply with Code Section 704(b), (ii) add to the representations, duties, services or obligations of the Manager or any Affiliates for the benefit of the Members, (iii) cure any ambiguity or mistake, correct or supplement any provision in the Operating Agreement that may be inconsistent with any other provision, or make any other provision with respect to matters or questions arising under the Operating Agreement that will not be inconsistent with the provisions of the Operating Agreement, (iv) amend the Operating Agreement to reflect the addition or substitution of Members or the reduction of the Capital Accounts upon the return of capital to the Members, (v) minimize the adverse impact of, or comply with, any “plan assets” for ERISA purposes, (vi) reconstitute the Company under the laws of another state if beneficial to the Company, (vii) execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the Manager under a special or limited power of attorney and to take all such actions in connection therewith as the Manager deems necessary or appropriate with the signature of the Manager acting alone, (viii)  make any changes to the Operating Agreement required by a lender, (ix) change the name and/or principal place of business of the Company, (x) decrease the rights and powers of the Manager (so long as such decrease does not impair the ability of the Manager to manage the Company and conduct its business affairs). No amendment will be adopted pursuant to (ix) or (x) above without the consent of the Members unless the adoption thereof (a) is for the benefit of and not adverse to the interests of the Members and (b) does not affect the limited liability of the Members.

15.4.4      Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the Managers, and by the Managers as attorney-in-fact for the Members pursuant to the power of attorney contained in Section 14.1. After the execution of such amendment, the Managers shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Company holds any Property or otherwise does business.

15.4.5      Prohibitions. The Operating Agreement provides that the Manager may not, without a Majority Vote, receive any rebate or give-up in connection with the operation of the Company, nor may the Manager participate in any reciprocal business arrangements that would enable the Manager or its Affiliates to do so. Neither the Manager nor any Affiliates, without a Majority Vote, will directly or indirectly pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of an interest in the Company; provided, however, that the Manager will not be prohibited from paying underwriting or marketing commissions to registered broker-dealers or other properly licensed persons for their services in marketing Units as provided for in the Operating Agreement.

16.               Relationship of this Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Members. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be a limited liability company agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

17.               Representations of Each Member. Each Member represents as follows:

17.1           Sophistication and Risk Tolerance. The Member is an “accredited investor” as defined in Section 501 of Regulation D of the Securities Act of 1933. The Member is capable of evaluating the risks and merits of acquiring an interest in the Company, has no need for liquidity of investment with respect to the purchase price of such Membership Interest, and can afford to sustain a complete loss of such purchase price.

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17.2           Unregistered Securities. The Member understands that the interests represented by the Membership Interest issued to the Member have not been registered or qualified and have been offered and sold in reliance on exemptions from registration and qualification requirements of federal, state or foreign securities laws and that no governmental agency has passed on the merits or risks of acquiring an interest in the Company.

17.3           No View to Resell. The Member is acquiring the Membership Interest for investment purposes only and not with a view to resell or distribute to any other Person.

17.4           Status. The Member, if an entity, is duly formed and organized, validly existing and in good standing under the laws of the state of its formation and has the power under its formation documents and has the power and authority to execute, deliver and perform this Agreement, which upon execution and delivery will be a valid and binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

17.5           Due Authorization. The execution, delivery and performance of this Agreement by such Member are duly authorized and do not require the consent or approval of any Person that has not been obtained, and, if such Member is an entity, are not in contravention of or in conflict with any term or provision of such Member’s organizational documents.

17.6           Other Agreements. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which the Member or any Affiliate is a party or by which any of such Persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company’s property.

18.               Miscellaneous.

18.1           Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

18.2           Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

18.3           Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

18.4           Notices. All notices under this Agreement shall be in writing and shall be given to the Members or Economic Interest Owners entitled thereto, by personal service or by mail or by overnight courier, posted to the address maintained by the Company for such Person or at such other address as it may specify in writing.

18.5           Members’ Address. The name and address of the Members are as set forth on Exhibit B.

18.6           Name and Address of Managers. The name and address of the Managers are as follows:

VivaVentures Management Company, Inc. 2 park Plaza, Suite 800 Irvine, CA 92614

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18.7           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

18.8           Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

18.9           Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa.

18.10        Time. Time is of the essence with respect to this Agreement.

18.11        Additional Documents. Each Member, upon the request of the Managers, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

18.12        Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

18.13        Attorneys’ Fees. In the event that litigation or arbitration is commenced to enforce any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, whether or not such action proceeds to judgment. The prevailing party shall be determined by either the officiating judge or arbitrator in the matter or by the presiding judge in Nevada.

18.14        Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Nevada.

18.15        Partition. The Members agree that the assets of the Company are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that it may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

18.16        Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein. This Agreement may be amended only as provided in this Agreement.

18.17        Title to Company Property. All Property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company Property in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes.

18.18        Electronic Signatures. Any electronic signature of a party to this Agreement and of a party to take any action related to this Agreement or any agreement entered into by this Company shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth in the preamble.

MEMBER:

VIVAVENTURES MANAGEMENT COMPANY, INC.,
a Nevada corporation

By:	Vivakor, Inc., its manager

By:	/s/ Matt Nicosia
Name:	Matt Nicosia,
Title:	Chief Executive Officer

MANAGER:

VIVAVENTURES MANAGEMENT COMPANY, INC.,
a Nevada corporation

By:	/s/ Matt Nicosia
Name:	Matt Nicosia,
Title:	President

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EXHIBIT A

DEFINITIONS

“Act” shall mean the Nevada Limited Liability Company Act, as the same may be amended from time to time.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)                 Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain and;

(ii)               Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

“Adjustment Year” shall have the meaning assigned to such term in Code Section 6225(d)(2).

“Administrative Manager” shall mean VivaVentures Management Company, Inc., a Nevada corporation.

“Affiliate” shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such other Person and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any capacity.

“Agreement” shall mean this Limited Liability Company Agreement, as amended from time to time.

“Book Gain” shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

“Book Loss” shall mean the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

“Book Value” shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

“Built-In Gain (or Loss)” shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is less than) the adjusted basis of Property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.

“Business” shall mean purchasing precious metals concentrate with the goal of marketing and selling the precious metal concentrate to buyers of precious metal.

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“Capital Account” with respect to any Member (or such Member’s assignee) shall mean such Member’s initial Capital Contribution adjusted as follows:

(i)                 A Member’s Capital Account shall be increased by:

(a)                such Member’s share of Net Income from the unit(s) of Assets funded by the Member’s class of unit;

(b)                any item of income or gain specially allocated to a Member and not included in Net Income or Net Loss;

(c)                any additional cash Capital Contribution made by such Member to the Company; and

(d)                the fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the Property is subject.

(ii)               A Member’s Capital Account shall be reduced by:

(a)                such Member’s share of Net Loss from the unit(s) of Assets funded by the Member’s class of unit;

(b)                any loss or deduction specially allocated to a Member and not included in Net Income or Net Loss;

(c)                any cash Distribution made to such Member from the unit(s) of Assets funded by the Member’s class of unit; and

(d)                the fair market value, as determined by the Managers, of any Property (reduced by any liabilities assumed by the Member in connection with the Distribution or to which the distributed Property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold Property will be valued for Distribution at its fair market value and the Capital Account of each Member before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.

Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless the Managers determine the fair market value of the Property and the Company complies with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.

The Capital Account of a Substituted Member shall include the Capital Account of its transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). For purposes of this Agreement, any references to the Treasury Regulations shall include corresponding subsequent provisions.

“Capital Contribution” shall mean the gross amount of cash actually contributed by a Member to the capital of the Company pursuant to Section 3 and the agreed upon fair market value of a contributing Member’s equity in any property actually contributed pursuant to Section 3 (including any indebtedness assumed by a Member). In the plural, “Capital Contributions” shall mean the aggregate amount contributed by all of the Members in the Company.

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“Cash From Operations” shall mean the net cash realized by a class of unit from all sources, including, but not limited to, the operations of the class of unit, and also including the sale, exchange or transfer of the Business, after payment of all cash expenditures of the Company, including, but not limited to, all operating expenses including all fees payable to the Managers or Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Managers reasonably determine to be necessary and desirable in connection with Company operations with its then existing assets and any anticipated acquisitions.

“Certificate of Formation” shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Nevada as the same may be amended or restated from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

“Company” shall mean International Metals Exchange, LLC, a Nevada limited liability company.

“Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Section 1.704-2(d).

“Delinquent Member” shall have the meaning set forth in Section 3.3.

“Distribution” shall refer to any money or other property transferred without consideration to Members or Owners of each class of unit from the Assets funded by the Member’s class of unit, and then with respect to their Interests in the class of unit.

“Drag-Along Right” shall have the meaning set forth in Section 11.12.

“Drag-Along Closing” shall have the meaning set forth in Section 11.12.

“Economic Interest” shall mean an interest in the Net Income, Net Loss and Distributions associated with the Assets funded by a certain class of unit but shall not include any right to vote or to participate in the management of the Company.

“Economic Interest Owner” shall mean the owner of an Economic Interest who is not a Member.

“Fair Market Value” shall have the meaning set forth in Section 9.4.

“Interest” shall mean a Membership Interest or an Economic Interest.

“Liquidation” shall mean in respect to the Company the earlier of the date upon which the Company is terminated under Code Section 708(b)(1) or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member’s entire interest in the Company by means of a distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.

“Major Decision” shall have the meaning set forth in Section 7.4.

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“Majority Vote” shall mean, with respect to the Members, a vote of the Members holding more than 50% of the Membership Interests entitled to vote to the extent that holders of Units in the Company are provided with the right to vote hereunder or as required under the Act, in which case Members with the right to vote shall be entitled to cast one vote for each Membership Interest they own, and a fractional vote for each fractional Membership Interest they own. Whenever a Majority Vote is required, the Company will provide the Members with notice of such required vote, and the Members will have 15 days after the date such notice is sent by the Company to approve or disapprove of the matter. If a Member does not disapprove of the matter within such 15-day period, the Member will be deemed to have voted in accordance with the vote recommended by the Manager.

“Managers” shall mean VivaVentures Management Company, Inc., a Nevada corporation.

“Manager’s Interest” shall represent an interest in the class of unit of the Company entitling a Manager to the voting and other rights that the Member may enjoy by being a Member.

“Member” shall refer to any Person who is admitted to the Company under a certain class of unit as a Member of that class of unit or a Substituted Member of that class of unit and who has not ceased to be a Member.

“Member Minimum Gain” shall mean “partner nonrecourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” shall mean “partner nonrecourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

“Membership Interest” shall mean a Member’s entire interest in the Company including such Member’s Economic Interest and such voting and other rights and privileges that the Member may enjoy by being a Member pertaining to the Member’s class of unit.

“Net Income” or “Net Loss” shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Assets associated with each class of unit as determined for federal income tax purposes in accordance with Code Section 703(a) (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1)) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

(a)                The amount determined above shall be increased by any income from the Assets associated with each class of unit exempt from federal income tax;

(b)                The amount determined above shall be reduced by any expenditures described in Code Section 705(a)(2)(B) or expenditures treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i);

(c)                Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes for their individual class of unit in a similar manner; and

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(d)                For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

“Non-Delinquent Member” shall have the meaning set forth in Section 3.3.

“Nonrecourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Nonrecourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

“Offer Period” shall have the meaning set forth in Section 11.10.2.

“Option Period” shall have the meaning set forth in Section 11.10.2.

“Owner” shall mean a Member or the holder of an Economic Interest.

“Percentage Interest” shall mean the percentage interest of a Member in its respective class of unit., as set forth opposite the name of such Member under the column “Percentage Interest” on Exhibit B.

“Person” shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Prime Rate” shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.

“Property” shall refer to any or all of such real and tangible or intangible personal property or properties as may be acquired by the Company.

“Regulatory Allocations” shall mean the allocations set forth in Sections 4.2.1 through 4.2.7.

“Required Additional Capital Contribution” shall have the meaning set forth in Section 3.3.

“Substituted Member” shall mean any Person admitted as a substituted Member pursuant to this Agreement.

“Tax Cuts and Jobs Act” shall mean the Tax Cuts and Jobs Act of 2017 and the administrative interpretations and rulings thereunder.

“Tax Payment” shall have the meaning set forth in Section 4.10.1.

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“Transfer Notice” shall have the meaning set forth in Section 11.10.1.

“Unit” shall mean means a unit of measurement by which a Member’s right to vote (as applicable) and to participate in Net Income, Net Loss, Nonrecourse Deductions and Distributions shall be determined in accordance with the terms of this Agreement. “Unit(s)” may be designated as Class A Units or Class B Units. Except as otherwise provided in this Agreement or as otherwise required by applicable law, all Class A Units and Class B units will be identical in all respects and will entitle the holders of such Units to the same rights and privileges, subject to the same qualifications, limitations and restrictions, except that, in the case of Class B Units, holders of Class B Units will not be entitled to vote on any matter except in the removal of Manager and to the extent otherwise required under the Act. Notwithstanding any other provision of this Agreement, Class A Units, and Class B Units may not be subdivided (by Unit split or distribution of Units), combined or reclassified unless the Units of the other class of Units are concurrently therewith proportionately subdivided (by Unit split or distribution of Units), combined or reclassified in a manner that maintains the same proportionate equity ownership (and same proportionate voting power, as applicable) among the holders of Class A Units and Class B Units on the record date for such subdivision (by Unit split or distribution of Units), combination or reclassification.

“Vivakor” shall mean Vivakor, Inc., a Nevada corporation, and its subsidiaries.

“VVMC” shall mean VivaVentures Management Company, Inc., a Nevada corporation.

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EXHIBIT B

ROSTER OF MEMBERS

Name and Address	Capital Contribution	Unit Class	Percentage Class Interest
VivaVentures Management Company, Inc.	$1,000	A	100%

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